                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

CHECK THE APPROPRIATE BOX:

/ / PRELIMINARY PROXY STATEMENT           / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
/X/ DEFINITIVE PROXY STATEMENT                (AS PERMITTED BY RULE 14a-6(e)(2))
/ / DEFINITIVE ADDITIONAL MATERIALS
/ / SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12


                           PITTSBURGH FINANCIAL CORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/      NO FEE REQUIRED.

/ /      FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND
         0-11.

         (1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
                  APPLIES: _____________________________________________________

         (2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                  ______________________________________________________________

         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): _____________________________________________

         (4)      PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION: _____________

         (5)      TOTAL FEE PAID: ______________________________________________


/ /      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         (1)      AMOUNT PREVIOUSLY PAID: ______________________________________

         (2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.: ________________

         (3)      FILING PARTY: ________________________________________________

         (4)      DATE FILED: __________________________________________________

[PITTSBURGH FINANCIAL CORP. LETTERHEAD]


                                                               December 26, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Pittsburgh Financial Corp. The meeting will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 25, 2001 at 11:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Pittsburgh Financial Corp. are sincerely appreciated.

                                          Sincerely,


                                          /s/ J. Ardie Dillen
                                          --------------------------
                                          J. Ardie Dillen
                                          Chairman of the Board, President
                                           and Chief Executive Officer

                           PITTSBURGH FINANCIAL CORP.
                              1001 VILLAGE RUN ROAD
                           WEXFORD, PENNSYLVANIA 15090
                                 (724) 933-4509


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Pittsburgh Financial Corp. (the "Company") will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 25, 2001 at 11:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect three (3) directors for a three-year term or until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed December 15, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Gregory G. Maxcy
                                             -------------------------------
                                             Gregory G. Maxcy
                                             Secretary
Wexford, Pennsylvania
December 26, 2000



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           PITTSBURGH FINANCIAL CORP.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 25, 2001

         This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of Pittsburgh Financial Corp. (the "Company"), a Pennsylvania corporation and registered bank holding company for Pittsburgh Savings Bank (dba BankPittsburgh) (the "Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 25, 2001 at 11:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 26, 2000.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR ratification of the appointment of Ernst & Young LLP for fiscal 2001; and (iii) upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, Pittsburgh Financial Corp., 1001 Village Run Road, Wexford, Pennsylvania 15090); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on December 15, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,697,506 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of this proposal. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         There presently is one vacancy on the Board of Directors as a result of the death of Joseph G. Lang, whose term would have expired in 2002. The Board of Directors is evaluating candidates for the open seat.

         No director, executive officer or nominee for director of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. All of the nominees currently serve as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004

                                                           Director
            Name                       Age(1)              Since(2)
-----------------------------    -----------------    ------------------

Gregory G. Maxcy                         46                  1986
Richard F. Lerach                        60                  1990
James M. Droney, Jr.                     48                  1997


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                                           Director
            Name                       Age(1)              Since(2)
-----------------------------    -----------------    ------------------

Stephen Spolar                           79                  1986
Charles A. Topnick                       73                  1990

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003


                                                           Director
            Name                       Age(1)              Since(2)
-----------------------------    -----------------    ------------------

J. Ardie Dillen                          42                  1992
Kenneth R. Rieger                        55                  1997


----------

(1)      As of December 15, 2000.

(2)      Includes service as a director of the Savings Bank.

         Information concerning the principal position with the Company and the Savings Bank and principal occupation of each nominee for director and members of the Board continuing in office during the past five years is set forth below.

         J. Ardie Dillen. Mr. Dillen was named Chairman of the Board of the Company and the Savings Bank in November 1996 and August 1997, respectively. Mr. Dillen is President and Chief Executive Officer of the Savings Bank and has held the same position with the Company since its inception in September 1995. Mr. Dillen has been President and Chief Executive Officer of the Savings Bank since 1992 and was Senior Vice President of Finance and Administration of the Savings Bank from 1986 to 1992. Prior to joining the Savings Bank, Mr. Dillen was an auditor with Main Hurdman, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1980 to 1986. Mr. Dillen is a certified public accountant.

         Richard F. Lerach. Mr. Lerach has been Assistant General Counsel with U.S. Steel Group, a unit of USX Corporation, Pittsburgh, Pennsylvania, since 1985 and has been an attorney with such corporation since 1968.

         Gregory G. Maxcy. Mr. Maxcy has been Executive Vice President of the Company and the Savings Bank since January 1998 and Secretary of the Company and the Savings Bank since July 1997 and January 1999, respectively. Mr. Maxcy served as Senior Vice President of the Company and Senior Vice President of the Savings Bank from May 1997 to January 1998. Mr. Maxcy was President of Maxcy, Gmys & Company, PC, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1992 to May 1997. Mr. Maxcy also was employed by Resource Capital, Inc., Pittsburgh, Pennsylvania, an investment management services and financial planning company, from 1988 to 1994. Mr. Maxcy is a certified public accountant and a certified financial planner. Mr. Maxcy is the son of Kenneth F. Maxcy, Jr.

         Stephen Spolar. Mr. Spolar has been retired since 1992. Mr. Spolar was President and Chief Executive Officer of the Savings Bank from 1986 to 1992. Mr. Spolar has been a director of the Savings Bank since 1986 and served as an officer of the Savings Bank from 1961 to 1986.

         Charles A. Topnick. Mr. Topnick has been retired since 1992. Mr. Topnick served as Senior Vice President of the Savings Bank from 1991 to 1992. From 1983 to 1991, Mr. Topnick was President of Columbia Savings and Loan Association, Pittsburgh, Pennsylvania.

         James M. Droney, Jr. Mr. Droney has been the President and Chief Executive Officer of Mt. Lebanon Office Equipment Co. Inc., Pittsburgh, Pennsylvania, an office equipment retailer, since 1976.

         Kenneth R. Rieger. Mr. Rieger has been Vice President and co-founder of G&R Investment Consultants, Inc., Pittsburgh, Pennsylvania, an investment advisory firm, since January 1980.

DIRECTOR EMERITI

         Effective December 1998, Messrs. Jess B. Mellor and Kenneth F. Maxcy, Jr. became Director Emeriti of the Savings Bank. Mr. Mellor was Secretary of the Savings Bank from 1955 to December 1998. Mr. Mellor served as Secretary of the Company from its inception in September 1995 to June 1997. Mr. Mellor is retired and was formerly Vice President of the Savings Bank from 1954 to 1986. Mr. Mellor was with the Savings Bank from its inception in 1942 to 1998 and was a director of the Savings Bank from 1954 to 1998. Mr. Maxcy has been retired since 1985. Mr. Maxcy was Assistant to the Chairman of Wheeling Pittsburgh Steel Corporation, Pittsburgh, Pennsylvania from 1975 to 1985. Mr. Maxcy was a director of the Savings Bank from 1957 to 1998. Mr. Maxcy is the father of Gregory G. Maxcy.

STOCKHOLDER NOMINATIONS

         Article 7.F. of the Company's Amended and Restated Articles of Incorporation ("Articles") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by or at the direction of the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY AND THE SAVINGS BANK

         Regular meetings and special meetings of the Board of Directors of the Company are held as necessary. During the fiscal year ended September 30, 2000, the Board of Directors met ten times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as a Nominating Committee. The Board of Directors of the Company has established the following committees:

         Executive Committee. The Executive Committee of the Company has the authority to act on general Company matters between Board meetings. The members of the Executive Committee are Messrs. Topnick (Chairman), Dillen, Gregory G. Maxcy, Rieger and Spolar. The Executive Committee did not meet during fiscal 2000.

         Audit Committee. The Audit Committee of the Company recommends independent auditors to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors and reviews regulatory examination reports. The Audit Committee, which is comprised of Messrs. Lerach (Chairman), Droney, Spolar and Topnick, met four times during fiscal 2000. The members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD") listing standards. In April 2000, the Board of Directors adopted an Audit Committee Charter in the form attached hereto as Appendix A.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission ("Commission").

                                             Richard F. Lerach, Chairman
                                             James M. Droney, Jr.
                                             Stephen Spolar
                                             Charles A. Topnick

         Compensation Committee. The Compensation Committee of the Savings Bank's Board of Directors reviews the compensation for the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation. See "Management Compensation - Compensation Committee Interlocks and Insider Participation." The members of the Compensation Committee are Messrs. Charles A. Topnick (Chairman), Rieger and Spolar. Messrs. Spolar and Topnick formerly served as officers of the Savings Bank. The Compensation Committee met three times during fiscal 2000.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information concerning the executive officers of the Company and the Savings Bank who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

         Michael J. Kirk. Mr. Kirk has been Executive Vice President since January 1998 and Chief Financial Officer of the Company and the Savings Bank since January 1996. Mr. Kirk served as Senior Vice President of the Company and the Savings Bank from January 1996 to January 1998. Mr. Kirk became Vice President and Chief Financial Officer of the Savings Bank in 1992 and was Vice President and Chief Financial Officer of the Company from its inception in September 1995 through January 1996. Mr. Kirk served as an Analyst and Controller of Community Savings Association, Monroeville, Pennsylvania from 1988 to 1992 and as an auditor with Ernst & Whitney, the predecessor to Ernst & Young, LLP, from 1985 to 1988. Mr. Kirk is a certified public accountant.

         Hudson W. Stoner. Mr. Stoner has been Senior Vice President of Lending of the Savings Bank since October 1, 2000. Mr. Stoner served as Vice President of Commercial Lending from April 1999 to October 2000. Prior to joining the Savings Bank, Mr. Stoner was Vice President of the Small Business Division of Three Rivers Bank & Trust Co., Monroeville, Pennsylvania, from June 1992 to April 1999.

         Albert L. Winters. Mr. Winters has been Senior Vice President of Operations of the Savings Bank since 1994. Mr. Winters served as Vice President of the Savings Bank from 1991 to 1993 and Assistant Vice President of the Savings Bank from 1989 to 1990. Mr. Winters joined the Savings Bank in 1970.

         Patricia J. Nesbit. Ms. Nesbit has been Senior Vice President of Retail Banking of the Savings Bank since January 1998. Ms. Nesbit served as Vice President of Retail Banking of the Savings Bank from January 1996 to January 1998. Ms. Nesbit served as a Branch Manager of the Savings Bank from 1994 to 1995. Prior to 1994, Ms. Nesbit was employed by Integra Bank, Pittsburgh, Pennsylvania and certain predecessor institutions from 1969 to 1994 as a Branch Manager and in other related capacities.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table on the following page sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 2000, and (iv) all directors and executive officers of the Company and the Savings Bank as a group.

                                                                Amount and Nature
Name of Beneficial                                                of Beneficial
Owner or Number of                                               Ownership as of                   Percent of
 Persons in Group                                             December 15, 2000(1)                Common Stock
--------------------                                          --------------------                ------------

Pittsburgh Financial Corp.                                           191,493(2)                       11.3%
  Employee Stock Ownership Plan Trust
1001 Village Run Road
Wexford, Pennsylvania  15090

John Hancock Mutual Life Insurance                                   160,000(3)                        9.4
  Company
John Hancock Subsidiaries, Inc.
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117

Jeffrey W. Tott                                                      138,655(4)                        8.2
Barberry Farm, Barberry Road
Sewickley, Pennsylvania 15143

Jeffrey L. Gendell                                                   126,100(5)                        7.4
Tontine Financial Partners, L.P. et al.
200 Park Avenue, Suite 3900
New York, New York 10166

J. Ardie Dillen                                                       84,695(6)(7)                     4.9
James M. Droney, Jr.                                                   2,431(8)                          *
Michael J. Kirk                                                       42,565(9)                        2.5
Richard F. Lerach                                                     48,893(10)                       2.9
Gregory G. Maxcy                                                      36,735(11)                       2.1
Kenneth R. Rieger                                                      8,472(12)                         *
Stephen Spolar                                                        17,910(7)(10)                    1.1
Charles A. Topnick                                                    15,693(7)(10)                      *

All directors and executive officers
 of the Company and the Savings Bank
 as a group (11 persons)                                             301,039(13)                      16.7%


                                                   (Footnotes on following page)

----------

* Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Shares which are subject to stock options and which may be exercised within 60 days of December 15, 2000 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Pittsburgh Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Pittsburgh Financial Corp. Employee Stock Ownership Plan ("ESOP"). Messrs. J. Ardie Dillen, Stephen Spolar and Charles A. Topnick act as trustees of the plan ("Trustees"). As of the Voting Record Date, 66,468 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on a proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based on Amendment No. 1 to a Schedule 13G joint filing on February 1, 1999 made on behalf of John Hancock Mutual Life Insurance Company ("JHMLICO"), JHMLICO's direct, wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's direct, wholly- owned subsidiary, The Berkeley Financial Group, Inc. ("TBFG") and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc. ("JHA"). Pursuant to advisory agreements dated July 21, 1994 and July 1, 1996, JHA has sole voting and dispositive power as to 160,000 shares of Common Stock. Through their parent-subsidiary relationship to JHA, JHMLICO, JHSI, and TBFG have indirect, beneficial ownership of these same shares. 70,000 shares are held by the John Hancock Regional Bank Fund and 90,000 shares are held by the John Hancock Bank and Thrift Opportunity Fund.

                                         (Footnotes continued on following page)

----------

(4) Based on Amendment No. 2 to a Schedule 13D filing on November 30, 1999 by Mr. Tott.

(5) Based upon a Schedule 13D joint filing made on December 20, 2000 on behalf of Tontine Financial Partners, L.P. ("TFP"), Tontine Management, L.L.C. ("TM"), Tontine Overseas Associates, L.L.C. ("TOA") and Jeffrey
         L. Gendell. TM is the general partner of TFP and has shared voting and dispositive power over 99,600 shares. TOA has shared voting and dispositive power over 26,500 shares. Mr. Gendell is the managing member of TM and TOA and has shared voting and dispositive power over 126,100 shares.

(6) Includes 1,500 shares held by Mr. Dillen's spouse in her Individual Retirement Account, 2,400 shares held by Mr. Dillen as custodian for his children, 6,393 shares which are held by the ESOP which have been allocated to the account of Mr. Dillen, and 33,330 shares which may be acquired by Mr. Dillen upon the exercise of stock options.

(7) Excludes the shares held by the ESOP, of which the named director is one of three trustees.

(8) Includes 1,650 shares which may be acquired by Mr. Droney, Jr. upon the exercise of stock options.

(9) Includes 3,866 shares which are held by the ESOP which have been allocated to the account of Mr. Kirk, and 18,465 shares which may be acquired by Mr. Kirk upon the exercise of stock options.

(10) Includes 6,546 shares which may be acquired by the named director upon the exercise of stock options.

(11) Includes 2,953 shares which are held by the ESOP which have been allocated to the account of Mr. Gregory G. Maxcy, and 14,974 shares which may be acquired by Mr. Gregory G. Maxcy upon the exercise of stock options.

(12) Includes 1,100 shares which may be acquired by Mr. Rieger upon the exercise of stock options.

(13) Includes 109,202 shares which may be acquired by all directors and executive officers of the Company and the Savings Bank as a group upon the exercise of stock options. Also includes 18,458 shares which are held by the Company's ESOP which have been allocated to the accounts of executive officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission and the NASD. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to
Section 16(a) of the Exchange Act. The Company knows of no person, other than the Company's ESOP, who owns more than 10% of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2000, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The Company does not pay separate compensation to its officers. The following table includes individual compensation information with respect to the executive officers whose total compensation paid by the Savings Bank exceeded $100,000 for services rendered in all capacities during the fiscal year ended September 30, 2000.


                                                                                               Long-Term
                                                        Annual Compensation               Compensation Awards
                                                    -------------------------       -------------------------------
                                                                                      Restricted        Number of      All Other
    Name and Principal Position       Fiscal Year      Salary (1)      Bonus(2)      Stock Awards        Options      Compensation
----------------------------------   ------------   --------------    ---------     ---------------    ------------  ---------------

J. Ardie Dillen                           2000          $162,500       $60,000               --          6,000(3)      $18,719(4)
Chairman, President and                   1999           150,000        35,000               --          6,000(5)       23,314(4)
   Chief Executive Officer                1998           128,750        35,000          $27,750(6)       5,000(7)       20,481(4)

Gregory G. Maxcy                          2000          $112,500       $32,000               --          4,000(3)      $13,109(8)
Executive Vice President                  1999           101,250        22,500               --          6,000(5)       15,736(8)
                                          1998            86,250        10,000          $27,750(6)       3,500(7)       11,806(8)

Michael J.  Kirk                          2000          $102,500       $32,000                -          4,000(3)      $11,944(9)
Executive Vice President and              1999            91,250        22,500               --          6,000(5)       14,183(9)
   Chief Financial Officer                1998            76,500        25,000          $55,500(6)       3,500(7)       12,163(9)

                                                   (Footnotes on following page)

-------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officers during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Incentive bonuses were paid in January for goals achieved in the prior fiscal year.

(3) Consists of stock options granted pursuant to the Company's Stock Option Plan ("Stock Option Plan") which are exercisable at the rate of 20% each year beginning March 21, 2001.

(4) Represents $13,844, $18,814 and $16,618, the allocation on behalf of Mr. Dillen under the Company's ESOP, and $4,875, $4,500 and $3,863 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 2000, 1999 and 1998, respectively. See "Benefits - Thrift Plan."

(5) Consists of stock options granted pursuant to the Company's Stock Option Plan which are exercisable at the rate of 20% each year beginning December 17, 1999.

(6) Represents the grant of 1,500 shares, 1,500 shares and 3,000 shares of restricted Common Stock to Messrs. Dillen, Gregory G. Maxcy and Kirk, respectively, pursuant to the Company's Recognition Plan, which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Messrs. Dillen, Gregory G. Maxcy and Kirk had a fair market value of $13,500, $13,500 and $27,000 at September 30, 2000, respectively, based on the $9.00 per share closing market price on September 30, 2000. The awards vest 20% each year beginning December 18, 1998, and dividends are paid on restricted shares.

(7) Consists of stock options granted pursuant to the Company's Stock Option Plan which are exercisable at the rate of 20% each year beginning December 18, 1998.

(8) Represents $9,734, $12,698 and $11,131, the allocation on behalf of Mr. Gregory G. Maxcy under the Company's ESOP, and $3,375, $3,038 and $675 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 2000, 1999 and 1998, respectively. See "Benefits-Thrift Plan."

(9) Represents $8,869, $11,445 and $9,868, the allocation on behalf of Mr. Kirk under the Company's ESOP, and $3,075, $2,738 and $2,295 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 2000, 1999 and 1998, respectively. See "Benefits - Thrift Plan."

         The following table discloses the total options granted to the executive officers named in the Summary Compensation Table during the year ended September 30, 2000:



                       Number of          % of Total
                        Options        Options Granted        Exercise                                  Grant Date
      Name              Granted        To Employees(1)        Price(2)         Expiration Date       Present Value(3)
-----------------    ------------    -----------------      -----------      -------------------   -------------------

J. Ardie Dillen         6,000              26.1%               $9.00           March 21, 2010             $10,620
Gregory G. Maxcy        4,000              17.4                 9.00           March 21, 2010               7,080
Michael J.  Kirk        4,000              17.4                 9.00           March 21, 2010               7,080

----------

(1)      Percentage of options granted to all employees during fiscal 2000.

(2) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

(3) Present Value of the grant at the date of grant under the Black-Scholes option pricing model.

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.


                            Shares                                                                      Value of Unexercised
                          Acquired on       Value              Number of Unexercised                  in the Money Options at
      Name                 Exercise        Realized        Options at Fiscal Year End(1)               September 30, 2000(2)
-----------------       -------------    ----------   -------------------------------          -------------------------------
                                                         Exercisable        Unexercisable         Exercisable        Unexercisable
                                                        -------------      ---------------       -------------      ---------------

J. Ardie Dillen              --              --           33,330               18,583                 $0                   $0
Gregory G. Maxcy             --              --           14,974               15,982                  0                    0
Michael J.  Kirk             --              --           18,465               12,491                  0                    0

----------

(1) Shares are exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted.

(2)      Based on a per share market price of $9.00 at September 30, 2000.

COMPENSATION OF DIRECTORS

         The Company pays non-employee directors a quarterly retainer of $500. The monthly Savings Bank Board retainer is $600 and the fee per meeting attended is $600. Members of committees of the Board of the Company (excluding inside directors) and the Savings Bank (excluding inside directors) are paid $250 ($350 for committee chairmen) for each committee meeting attended. Mr. Dillen and Mr. Gregory G. Maxcy receive no additional compensation as Chairman of the Board and Secretary of the Company and the Savings Bank, respectively.

EMPLOYMENT AGREEMENTS

         The Company and the Savings Bank (collectively, the "Employers") have entered into employment agreements with each of Messrs. Dillen, Gregory G. Maxcy and Kirk, and the Savings Bank has entered into an employment agreement with Mr. Winters (the "Executives"). Messrs. Dillen, Gregory G. Maxcy and Kirk are the Chairman, President and Chief Executive Officer, the Executive Vice President and Secretary, and the Executive Vice President and Chief Financial Officer of the Company and the Savings Bank, respectively. Mr. Winters is a Senior Vice President of the Savings Bank. The Employers have agreed to employ Messrs. Dillen, Gregory G. Maxcy and Kirk for a term of three years and Mr. Winters for a term of two years in their current respective positions at their current salary levels. The employment agreements will be reviewed annually by the Boards of Directors of the Employers, and the term of employment agreements shall be extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause. The agreements provide for certain benefits in the event of an Executives' death, disability or retirement. In the event that (i) the Executive terminates his employment (a) because of failure of the Employers to comply with any material provision of the agreement or (b) as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the Executive will be entitled to a cash severance amount equal to three times the officer's base salary, as defined, in the case of Messrs. Dillen, Gregory G. Maxcy and Kirk, and two times base salary for Mr. Winters payable in installments over three years (in the case of Messrs. Dillen, Gregory G. Maxcy and Kirk) or two years (in the case of Mr. Winters). Based upon compensation levels at September 30, 2000, in the event of a termination of employment following a Change in Control, Messrs. Dillen, Gregory G. Maxcy and Kirk would receive $495,000, $345,000 and $315,000, respectively, in cash severance and Mr. Winters would receive $136,000. Mr. Dillen's agreement also provides for a severance payment in the event of a termination of the agreement resulting from a change by the Employers to his title or duties. Severance payments are generally reduced by 50% of the compensation paid by another employer during the payment period. In certain cases of voluntary resignation, the reduction would not apply.

         A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments contingent on a change of control with a present value equal to or in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are generally not deductible by the employer as compensation expense for federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

         Employee Stock Ownership Plan. The Company has established the ESOP for employees of the Company and the Savings Bank. Employees of the Company and the Savings Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed funds from the Company to purchase 174,570 shares of Common Stock in the Savings Bank's conversion from mutual to stock form. The Company utilized the funds received from its return of capital distribution in December 1997 with respect to the unallocated ESOP shares to purchase an additional 20,848 shares. The loan to the ESOP will be repaid from the Company's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common

Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and will be released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will be 100% vested in their rights to receive their account balances within the ESOP after completing five years of service. Credit is given for years of service with the Savings Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances, subject to certain tax considerations. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the IRS and the Department of Labor thereunder.

         Stock Option Plan. The Company's stockholders approved the Stock Option Plan at a special meeting held on October 15, 1996. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan is also designed to retain qualified directors for the Company. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Code ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards have been available for grant to directors and key employees of the Company and any subsidiaries, except that directors were not eligible to receive incentive stock options. A total of 218,212 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan. The Stock Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is composed solely of two or more "Non-Employee Directors." Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from the adoption by the Board of Directors.

         Under the Stock Option Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a stock option shall be equal to the fair market value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, all options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted, and the right to exercise shall be cumulative.

         At September 30, 2000, all available options had been granted under the Stock Option Plan and the Company had outstanding stock options to directors and officers of the Company and the Savings Bank to purchase an aggregate of 208,680 shares of Common Stock at exercise prices ranging from $10.375 per share to $18.50 per share.

         2000 Stock Option Plan. The Company's stockholders approved the 2000 Stock Option Plan at the January 27, 2000 Annual Meeting of Stockholders. The 2000 Stock Option Plan is designed to improve the growth and profitability of the Company and its subsidiaries by providing employees and non-employee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its subsidiaries. Awards have been available for grant to employees and non-employee directors of the Company and its subsidiaries. A total of 88,365 shares of Common Stock, which is equal to 4.99% of the outstanding Common Stock of the Company, as of December 17, 1999, has been reserved for issuance pursuant to the 2000 Stock Option Plan. The 2000 Stock Option Plan is administered and interpreted by the Committee that is comprised solely of two or more non-employee directors. Unless sooner terminated, the 2000 Stock Option Plan shall continue in effect for a period of ten years from November 17, 1999, the date the 2000 Stock Option Plan was adopted by the Board of Directors.

         Under the 2000 Stock Option Plan, the Committee will determine which employees and non- employee directors will be granted options, whether such options will be Incentive Stock Options or non-qualified options, the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an Incentive Stock Option and a non-qualified stock option shall at least equal the Fair Market Value of a share of Common Stock on the date the option is granted. Options granted under the 2000 Stock Option Plan shall become vested and exercisable in the manner specified by the Committee.

         At September 30, 2000, the Company had outstanding stock options to employees and non- employee directors of the Company and the Savings Bank to purchase an aggregate of 23,000 shares of Common Stock at an exercise price of $9.00 per share.

         Recognition and Retention Plan. The Company's stockholders also approved the Recognition Plan at the special meeting held on October 15, 1996. The objective of the Recognition Plan is to retain qualified personnel in key positions, provide officers, key employees and directors with a proprietary interest in the Company as an incentive to contribute to its success and reward key employees for outstanding performance. Officers and key employees of the Company who are selected by the Board of Directors of the Company or a committee thereof, as well as non-employee directors of the Company, will be eligible to receive benefits under the Recognition Plan. The Recognition Plan Trust acquired 87,285 shares of Common Stock on behalf of the Recognition Plan. These shares were acquired through open market purchases. The Recognition Plan is administered and interpreted by a committee of the Board of Directors that is composed solely of two or more "Non-Employee Directors."

         Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock payable over a five-year period at a rate of 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all voting and other stockholder rights with respect to shares which have been earned and allocated under the Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have not yet been earned and allocated are required to be voted by the trustees in their sole discretion. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Recognition Plan Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Recognition Plan Trust to the recipients thereof as soon as practicable after the share awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Recognition Plan Trust will be paid by the Recognition Plan Trust as soon as practicable after the Recognition Plan Trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan Trust. At September 30, 2000, the Company had granted all 87,285 shares to directors and executive officers of the Company and the Savings Bank, including 17,211 shares, 11,030 shares and 10,855 shares to Messrs. Dillen, Gregory G. Maxcy and Kirk, respectively.

         Pension Plan. The Savings Bank participates in a multiple employer defined benefit pension plan that covers all employees that have attained 21 years of age and have completed one full year of service (consisting of 1,000 hours worked during the year). In general, the pension plan provides for benefits payable monthly at retirement or normal retirement age 65 in an amount equal to a percentage of the participant's average annual salary for the five consecutive years of highest salary during his service with the Savings Bank, multiplied by the number of his years of service, with a reduced level of benefits in the event of early retirement prior to having attained age 65.

         Payment of benefits under the pension plan generally will be made in the form of a life annuity to an unmarried participant or in the form of a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The pension plan provides a death benefit payment, in the event of death prior to retirement.

         For the years ended September 30, 2000, 1999 and 1998 pension expense amounted to $0, $0 and $15,000, respectively. The amounts expended as contributions to the pension plan for financial reporting purposes on behalf of any particular individual or group of individuals participating in the pension plan cannot be determined.

         Thrift Plan. Effective October 1, 1996, the Bank began maintaining a Thrift Plan for the benefit of employees who have been employed for at least one year and who have attained the age of 21. The Thrift Plan is a contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the Thrift Plan by salary reduction up to 15% of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $9,500 in each plan year, indexed annually. The Bank matches 50% of an employee's contribution to the Thrift Plan up to 6% of an employee's compensation. An employee is immediately vested in his or her contributions to the Thrift Plan and is vested in the Bank's matching contributions after five years of service. All funds contributed to the Thrift Plan are held in a trust fund, which are invested at the direction of the employee in 12 separate funds.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 2000, mortgage and consumer loans to executive officers and directors aggregated $48,000 or 0.2% of the Savings Bank's equity as of such date. The Savings Bank believes that such loans do not involve more than the normal risk of collectibility.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Savings Bank's Board of Directors reviews the compensation for the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation.

         The report of the Compensation Committee with respect to compensation for the Chairman, President and Chief Executive Officer and all other executive officers for the fiscal year ended September 30, 2000 is set forth below:

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The purpose of the Committee is to provide oversight of the personnel related policies of the Company and the Savings Bank, including the establishment of an executive compensation philosophy for the organization and the monitoring of compensation plans and strategies to determine conformity with the overall philosophy. The Committee also is responsible for ensuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders' interest. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly qualified employees.

         The Committee considers the following criteria when establishing its recommendation to the Board of Directors regarding the compensation level of the Chief Executive Officer and other executive officers of the Company and the Savings Bank:

         1. The overall competitive performance of the Company and the Savings Bank during the fiscal year under consideration including the level of, and/or increases in earnings per share, return on equity and consideration of the individual, as well as combined measures of progress of the Company and the Savings Bank in different areas, including the overall growth of the Savings Bank, the improvement in market share and franchise value, the quality of the loan portfolio, the level of non-performing assets, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors.

         2.       The Company's and the Savings Bank's regulatory ratings.

         3. The compensation and benefit levels of comparable management positions to peer group institutions of similar asset size and operating characteristics, with a concentration on those institutions operating within the Mid-Atlantic region and specifically Pennsylvania.

         4. The individual effectiveness of the Chief Executive Officer relative to overall management efficiency and leadership and his commitment to professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and the Savings Bank in its market place.

         The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive's performance is judged to warrant such a bonus. The officers of the Company are not specifically compensated for their service in such capacity and are paid only for their services as officers of the Savings Bank.

         The base compensation of J. Ardie Dillen, Chairman, President and Chief Executive Officer of the Company and the Savings Bank, was established at $165,000 as of January 1, 2000 and will remain in effect through December 31, 2002. This level of compensation represented a 6.4% increase over the previous year's base compensation which had been established as of January 1, 1999. Mr. Dillen was awarded a bonus of $60,000 for his service during fiscal 1999 based on his overall performance. (Mr. Dillen will not receive a bonus for his service during fiscal 2000 in light of the Savings Bank's performance for fiscal 2000.) Mr. Dillen's overall compensation level, determined with the aforementioned criteria, was based on an examination of the peer group companies relative to salary and bonus compensation for Chief Executive Officers. Additionally, the Committee recognized that Mr. Dillen serves as Chairman of the Company and the Savings Bank.

         Following extensive review by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

                                            Charles A. Topnick, Chairman
                                            Kenneth R. Rieger
                                            Stephen Spolar

         PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for the Common Stock of the Company, the SNL All Thrift Index and the Nasdaq Total Return Index since the Company's initial public offering in April 1996. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.


                           PITTSBURGH FINANCIAL CORP.

                        [TOTAL RETURN PERFORMANCE GRAPH]


                                                                  PERIOD ENDING
                                    -------------------------------------------------------------------------
INDEX                               04/01/96     09/30/96     09/30/97     09/30/98     09/30/99     09/30/00
-------------------------------------------------------------------------------------------------------------
Pittsburgh Financial Corp.           100.00       108.48       177.67       144.05       131.98       101.45
NASDAQ - Total US*                   100.00       111.46       153.00       155.43       253.92       337.11
SNL Thrift Index                     100.00       112.76       195.93       175.66       167.32       203.54


         The above graph represents $100 invested in the Company's initial public offering of Common Stock on April 1, 1996 at $10.00 per share. The Common Stock commenced trading on the Nasdaq Stock Market on April 1, 1996.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

                             STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in January 2002, must be received at the principal executive offices of the Company, 1001 Village Run Road, Wexford, Pennsylvania 15090, Attention: Gregory G. Maxcy, Secretary, no later than August 28, 2001.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.D. of the Company's Articles, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than October 27, 2001 in connection with the 2002 Annual Meeting of Stockholders of the Company. Such stockholder's notice is required to set forth certain information specified in the Articles. No such proposals were received in connection with the Annual Meeting.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended September 30, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 2000 required to be filed under the 1934 Act. Such written requests should be directed to Michael J. Kirk, Executive Vice President and Chief Financial Officer, Pittsburgh Financial Corp., 1001 Village Run Road, Wexford, Pennsylvania 15090. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                            By Order of the Board of Directors


                                            /s/ Gregory G. Maxcy
                                            ------------------------------------
                                            Gregory G. Maxcy
                                            Secretary

December 26, 2000

                                                                      APPENDIX A

                           PITTSBURGH FINANCIAL CORP.
                                 AUDIT COMMITTEE
                                     CHARTER

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, the regulators, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance program as established by management and the board.

ORGANIZATION

The Audit Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the company. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

                                                                      April 2000

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

ADMINISTRATIVE

The committee shall meet at least four (4) times per year and written minutes and other relevant records of its meetings shall be maintained.

The committee shall review and reassess this charter at least annually and obtain the required approval of the Board of Directors.

                                REVOCABLE PROXY


                           PITTSBURGH FINANCIAL CORP.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PITTSBURGH FINANCIAL CORP. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2001 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of December 15, 2000, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 25, 2001 at 11:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

Nominees for a three-year term:     Gregory G. Maxcy, Richard F. Lerach and
                                    James M. Droney, Jr.



    / /  FOR                                    / / WITHHOLD
                                                    AUTHORITY


          NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

2. PROPOSAL to ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

    / / FOR                / / AGAINST        / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                         Dated: ________________________________



                                         _______________________________________
                                                 Signature of Stockholder


                                         _______________________________________
                                                 Signature of Stockholder


                                    NOTE:    PLEASE SIGN THIS EXACTLY AS YOUR
                                             NAME(S) APPEAR(S) ON THIS PROXY.
                                             WHEN SIGNING IN A REPRESENTATIVE
                                             CAPACITY, PLEASE GIVE FULL TITLE.
                                             WHEN SHARES ARE HELD JOINTLY, ONLY
                                             ONE HOLDER NEED SIGN.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.